                                                                Exhibit 10.47

                               SECURITY AGREEMENT

                 AGREEMENT made this 5th day of June, 1992, by and among MICHAEL ANTHONY JEWELERS, INC., a Delaware corporation (hereinafter called "Debtor"), NORTHERN LIFE INSURANCE COMPANY (hereinafter called "Northern"), ROYAL MACCABEES LIFE INSURANCE COMPANY (hereinafter called "Royal Maccabees"), THE NORTH ATLANTIC LIFE INSURANCE COMPANY OF AMERICA (hereinafter called "North Atlantic"), FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN (hereinafter called "Farm Bureau"), FB ANNUITY COMPANY (hereinafter called "FB Annuity") and FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN (hereinafter called "Farm Bureau Mutual" and, together with Northern, Royal Maccabees, North Atlantic, Farm Bureau and FB Annuity, sometimes collectively called the "Secured Parties" and individually called a "Secured Party").

                 In order to secure the payment of (i) an 8.61% Senior Note of Debtor dated the date hereof payable to Northern or registered assigns in the principal amount of $3,500,000 with interest thereon, (ii) an 8.61% Senior Note of Debtor dated the date hereof payable to Royal Maccabees or registered assigns in the principal amount of $3,000,000 with interest thereon, (iii) an 8.61% Senior Note of Debtor dated the date hereof payable to North Atlantic or registered assigns in the principal amount of $1,000,000 with interest thereon,
(iv) an 8.61% Senior Note of Debtor dated the date hereof payable to Farm Bureau or registered assigns in the principal amount of $1,000,000 with interest thereon, (v) an 8.61% Senior Note of Debtor dated the date hereof payable to FB Annuity or registered assigns in the principal amount of $1,000,000 with interest thereon, and (vi) an 8.61% Senior Note of Debtor dated the date hereof payable to Farm Bureau Mutual or registered assigns in the principal amount of $500,000 with interest thereon (all such promissory notes, together with all promissory notes issued in substitution therefor or replacement thereof, being herein collectively called the "Notes" and individually called a "Note"), issued pursuant to the terms of that certain Note Purchase Agreement dated as of May 1, 1992 among Debtor and Secured Parties (the "Note Purchase Agreement"); and in addition to secure all Notes issued in substitution for or replacement of the Notes, and the payment and performance of each and every other debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Parties, or any of them, under this Agreement or the Note Purchase Agreement, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several (the Notes and all such other debts, liabilities and obligations being herein collectively referred to as the "Obligations"), the parties hereto hereby agree as follows:

                 1. Security Interest and Collateral. In order to secure the payment and performance of the Obligations, Debtor hereby grants Secured Parties, and each of them, a Security Interest (herein called the "Security Interest") in the following property (herein called the "Collateral"):


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                 (a) ACCOUNTS, CONTRACT RIGHTS AND OTHER RIGHTS TO PAYMENT:

                 Any and all accounts, contract rights and other rights to the payment of money or other forms of consideration of any kind at any time owing or to be owing to the Debtor (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles, or otherwise) including, but not limited to accounts receivable, notes, drafts, acceptances, rights arising out of overpayments of taxes and all other debts, obligations and liabilities in whatever form owing to the Debtor from any person, firm, governmental authority, corporation or any other legal entity, all guarantees, security interests, liens and other security for payment thereof, and all of the Debtor's rights to goods sold (delivered, undelivered, in transit or returned) which may be represented thereby;

                 (b) INVENTORY:

       All gold bullion, gold granule and other gold or precious metals in whatever form including all substitutions, replacements and products in which any such gold or precious metals are incorporated or into which such gold or precious metals are processed or converted, whether now owned or hereafter acquired by the Debtor or in which the Debtor now or hereafter acquires an interest; all diamonds and all precious and semi-precious stones including all substitutions, replacements and products in which such diamonds or stones are incorporated, whether now owned or hereafter acquired by Debtor or in which Debtor now or hereafter acquires an interest; and all inventory now or hereafter owned by the Debtor or in which the Debtor now or hereafter acquires an interest, including all merchandise, raw materials, goods in process, and finished goods; and

                 (c) OTHER PERSONAL PROPERTY:

                 All tangible and intangible personal property now or hereafter owned by the Debtor or in which the Debtor now or hereafter acquires an interest, including, without limitation, all machinery, equipment, motor vehicles, furniture, furnishings, office supplies, general intangibles, patents, trademarks, tradenames, instruments, documents of title, policies and certificates of insurance (other than those for life insurance policies), securities, bank deposits, checking accounts and cash, now owned by the Debtor or which may be acquired by the Debtor hereafter, wherever situated;

together with all substitutions and replacements for any of the foregoing property and all products and proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with (i) all accessories, attachments, parts (including spare parts), accessions and repairs now or hereafter attached or affixed to or used in connection with any such goods, and
(ii) all documents of title, policies and certificates of insurance (other than life insurance policies and certificates), securities, chattel paper, or other documents or instruments evidencing or pertaining thereto; and all files, correspondence, computer programs, tapes, discs and related data processing software owned by the Debtor or in which the Debtor has an interest which contain information identifying or pertaining to any of the Collateral, or any account debtor, or showing the amounts


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thereof or payments thereon, or otherwise necessary or helpful in the realization thereon or the collection thereof, both now owned or existing or hereafter acquired, created or arising (including, without limitation, any claims to any items referred to above, and the proceeds of any insurance with respect thereto and any claims of the Debtor against third parties for loss of, damage to, or destruction of, any or all of the Collateral).

         2. Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

                  (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. This Agreement has been duly and validly authorized by all necessary corporate action.

                  (b) The Collateral will be used primarily for business purposes.

                  (c) If any part or all of the tangible Collateral will become so related to particular real estate as to become a fixture, the real estate concerned is described in Appendix A attached hereto and the name of the record owner is shown on such Appendix A.

                  (d) Debtor's chief place of business is and will continue to be located at the address shown on Appendix A Debtor's records concerning its accounts and contract rights are kept at such address.

         3. Additional Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

                  (a) Except as otherwise provided in the Note Purchase Agreement, Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) and will maintain absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest, and will defend the Collateral against all claims or demands of all persons other than Secured Parties. Except as otherwise provided in the Note Purchase Agreement, Debtor will not sell or otherwise dispose of the Collateral or any interest therein; provided, however, that, until the occurrence of an Event of Default under Section 6 and the revocation by any Secured Party of Debtor's right to do so, Debtor may sell any inventory constituting Collateral to buyers in the ordinary course of business.

                  (b) Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed.

                  (c) All rights to payment and all instruments, documents, chattel papers and other agreements constituting or evidencing collateral are (or will be when arising or issued) the valid, genuine and legally enforceable obligations, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business), of each account debtor or other obligor named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation.


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Debtor will not agree to any modification, amendment or cancellation of any such obligation, other than reasonable compromises made in the ordinary course of business, without Secured Parties' prior written consent, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

                 (d) Debtor will (i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any collateral or upon or against the creation, perfection or continuance of the Security Interest; (iii) except as otherwise provided in the Note Purchase Agreement, keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest; (iv) at all reasonable times, during normal business hours upon reasonable notice permit Secured Parties or their representatives to examine or inspect any collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition (it being understood that until the occurrence of an Event of Default hereunder or event which with the passage of time or the giving of notice, or both, would constitute such an Event of Default, Secured Parties shall make any such inspection at their own expense); (v) keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and will submit to Secured Parties such periodic reports concerning the Collateral and Debtor's business and financial condition as any Secured Party may from time to time reasonably request; (vi) promptly notify Secured Parties of any loss of or material damage to any Collateral or of any material adverse change, known to Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, account or contract right constituting Collateral; (vii) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Parties may reasonably request, with any loss payable to Secured Parties to the extent of their respective interests; (viii) from time to time execute such financing statements as Secured Parties may reasonably deem required to be filed in order to perfect the Security Interest; (ix) pay when due or reimburse Secured Parties on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by Secured Parties, or any of them, in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the execution or creation, continuance or enforcement of this Agreement or any or all of the Obligations; (x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Parties, or any of them, may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Parties' rights under this Agreement; (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose; and not use the Collateral or permit it to be used in violation of any federal, state or local law, statute or ordinance (provided it shall not be deemed a default hereunder if any such violation does not have a material adverse effect on the Debtor or the Security Interest); and (xii) except as to fixtures located at the premises described on Appendix A hereto, not permit any tangible Collateral to become part of or to be affixed to any real property, without first assuring to the reasonable satisfaction of Secured Parties that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the


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owner or Purchaser of any interest therein. If Debtor at any time fails to perform or observe any agreement contained in this Section 3(d), and if such failure shall continue for a period of twenty calendar days after Secured Parties, or any of them, give Debtor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of this Section 3(d), immediately upon the occurrence of such failure, without notice or lapse of time), each Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at the option of the Secured Parties, or any of them, in the name of the Secured party taking the action) and may (but need not) take any and all other actions which Secured Parties, or any of them, may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forebearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay to each Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorney's fees) incurred by such Secured Party in connection with or as a result of its performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by such Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Parties of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) each Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time after the occurrence of an Event of Default hereunder or event which with the giving of notice or the passage of time, or both, would constitute such an Event of Default, to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this
Section 3.

                 4. Collection Rights of Secured Parties. A Secured Party may, at any time after the occurrence of an Event of Default under Section 6 or an event which, with the passage of time or the giving of notice, or both, constitute such an Event of Default, notify any account debtor, or any other person obligated to pay any amount due, that such right to payment has been assigned or transferred to Secured Parties for security and shall be paid directly to Secured Parties. If a Secured Party so requests at any time after the occurrence of an Event of Default, Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to Secured Parties. At any time after any Secured Party or Debtor gives such notice to an account debtor or other obligor, Secured Parties may (but need not), in their own name or in Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.


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                 5. Funds Received by Debtor. If Secured Parties exercise their right to notify account debtors as provided in Section 4, and if notwithstanding the giving of such notice the account debtors make payment to the Debtor, Debtor agrees that it will promptly deliver to Secured Parties all payments on accounts and chattel paper received by it. All such payments shall be delivered to Secured Parties in the form received (except for Debtor's endorsement where necessary). Until so deposited, all payments on accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Secured Parties and shall not be commingled with any funds or property of Debtor.

                 6. Events of Default. Each of the following occurrences shall constitute an Event of Default: (a) default shall be made in the punctual payment of the principal of any Obligation or any installment thereof and such default shall have continued for a period of two days; or (b) default shall be made in the punctual payment of any interest on any Obligation, and such default shall have continued for a period of seven days; or (c) default shall be made in the performance or observance of any other of the terms, covenants or conditions of this Agreement and such default shall continue for a period of thirty days after written notice thereof shall have been given by any Secured Party to Debtor; or (d) there shall occur any other Event of Default under the Note Purchase Agreement.

                 7. Remedies After Default or Event of Default.

                 (a) If an event has occurred or failed to occur, the occurrence or non-occurrence of which constitutes an Event of Default under Section 6, Secured Parties, and each of them, shall have the right and each Secured Party is hereby irrevocably authorized, without giving notice, except as hereinafter provided, to realize upon the Collateral, and Secured Parties, and each of them, in so doing, may at any time and from time to time, with or without judicial process (without a prior hearing or notice thereof, which Debtor expressly waives) or the aid or assistance of others, enter upon any premises on which any of the Collateral may be located and without resistance or interference by the Debtor take possession of the Collateral and/or require the Debtor to assemble and to make available to Secured Parties at the expense of the Debtor any part or all of the Collateral at any place or time designated by Secured Parties, or any of them, which is reasonably convenient to Secured Parties and the Debtor and/or remove any part or all of the Collateral from any premises on which it may be located for the purpose of effecting any sale or other disposition thereof, and/or sell, resell, lease, assign, deliver or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing at public or private sale by one or more contracts in one or more parcels at the same or different times with or without having the Collateral at the place of sale or other disposition for cash, on credit or for future delivery and upon any terms, at such place or places and time or times and to such persons, firms or corporations as Secured Parties, or any of them, shall deem best, except that Secured Parties shall not be required to marshal the Collateral or to resort to the Collateral at any particular time or in any particular order.

Secured Parties shall give or cause to be given to the Debtor at least ten calendar days' notice of the time and place of any public or private sale or other disposition of the Collateral, unless the Collateral so to be sold or disposed of is perishable, threatens to decline speedily in value or is of


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a type customarily sold in a recognized market, in which case no such notice of sale or other disposition shall be required. The Debtor agrees that such provisions for notification constitute "reasonable notification" within the meaning of the Uniform Commercial Code.

                 (b) In addition to the remedies provided in the foregoing subsection (a) and in Section 4 hereof, upon the occurrence of an Event of Default under Section 6 and at any time thereafter, Secured Parties, and each of them, may exercise any one or more of the following rights or remedies: (i) at the option of the Secured Party or Secured Parties holding at least two-thirds of the unpaid principal amount of the Notes then outstanding, by notice in writing to Debtor, declare all unmatured Obligations to be forthwith due and payable and thereupon all Obligations shall be and become due and payable; (ii) exercise and enforce any or all rights and remedies available after default to a secured party under the Uniform Commercial Code; and (iii) exercise or enforce any or all other rights or remedies available to Secured Parties, or any of them, by law or agreement against the Collateral, against Debtor or against any other person or property.

                 (c) In furtherance of the rights granted hereunder, the Debtor hereby appoints each Secured Party as its irrevocable attorney-in-fact with power, upon the occurrence of an Event of Default hereunder or event which with the giving of notice or the passage of time, or both, would constitute such an Event of Default, to receive, open and dispose of all mail addressed to the Debtor relating to the Collateral, to endorse the name of the Debtor on any checks or other evidences of payment that may come into the possession of any Secured Party, on the Collateral and on any invoice, freight or express bill, bill of lading or other document pertaining to the Collateral in its name or otherwise, to demand, sue for, collect and give acquittances for any and all monies due or to become due on the Collateral, to notify the post office authorities to change the address for delivery of the Debtor's mail to an address designated by Secured Parties, or any of them, to receive, open and dispose of all mail addressed to the Debtor, to send requests for verification of accounts receivable to customers or account debtors, to compromise, execute or demand any action, claim or proceeding concerning the Collateral and to do any and all things necessary or desirable to carry out the purposes contemplated by this Agreement.

                 8. Miscellaneous. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, Debtor is entitled to any surplus and shall remain liable for any deficiency. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by all parties hereto. A waiver signed by Secured Parties shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the rights or remedies of the Secured Parties. All rights and remedies of Secured Parties shall be cumulative and may be exercised singularly or concurrently, by the Secured Parties, or any of them, at the option of Secured Parties or Secured Party, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if mailed by registered or certified mail, postage prepaid, or delivered to Debtor at its address shown on Appendix A hereto or at the most recent address shown on a Secured Party's records. A Secured Party's duty of care with respect to Collateral in its possession (as,


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imposed by law) shall be deemed fulfilled if such Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third Person, and such Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Parties shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds or Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Parties and their respective representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Parties, and Debtor waives notice of Secured Parties' acceptance hereof. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state (including but not limited to the terms "inventory", "instrument", "document", "chattel paper", "account", "contract right", and "account debtor"), shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

                 9. Priority of Secured Parties; Ability to Act. By accepting this Agreement, Secured Parties, and each of them, agree that they shall rank pari passu with respect to the Security Interest. Notwithstanding anything herein to the contrary, a Secured Party may not exercise any rights or remedies hereunder without the consent of Secured Parties who (together with the Secured Party seeking to take such action) hold at least 60% of the then outstanding aggregate principal amount of the Notes.

                 10. InterCreditor Agreement. It is hereby acknowledged that the Collateral is subject to the security interest of (i) Rhode Island Hospital Trust National Bank, as agent ("RIHT"), under a Security Agreement dated as of May 23, 1990, as amended, and (ii) the security interest of Northwestern National Life Insurance Company, Northern Life Insurance Company and The North Atlantic Life Insurance Company of America (the "1987 Lenders"), under a Security Agreement dated December 30, 1987 among the Debtor and the 1987 Lenders as well as to the Security Interest, as permitted under the Note Purchase Agreement. Reference is made to the Amended and Restated InterCreditor Agreement dated this date among Secured Parties, RIHT and the 1987 Lenders, as from time to time supplemented or amended, which governs the manner and extent of sharing in the income and proceeds of Collateral and certain other intercreditor matters. Secured Parties hereby acknowledge that portions of the RIHT security interest are prior to the Security Interest, as provided in the InterCreditor Agreement, and, therefore, that some of the rights hereunder may be subject to prior rights of RIHT.



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                IN WITNESS WHEREOF, the parties hereto have executed this
Agreement the day and year first above written.


$3,500,000 8.61% Senior                       NORTHERN LIFE INSURANCE COMPANY
Note of Michael Anthony
Jewelers, Inc.
                                              By  /s/ GARY L. JACOBSON
                                                  ----------------------------
                                                  Its: Assistant Treasurer
                                                       (Secured Party)

$3,000,000 8.61% Senior                       ROYAL MACCABEES LIFE INSURANCE
Note of Michael Anthony                             COMPANY
Jewelers, Inc.
                                              By  /s/ JOHN F. MCCORMICK
                                                  -----------------------------
                                                  Its: Vice President
                                                       (Secured Party)

$1,000,000 8.61% Senior                       THE NORTH ATLANTIC LIFE INSURANCE
Note of Michael Anthony                             COMPANY OF AMERICA
Jewelers, Inc.
                                              By  /s/ GARY L. JACOBSON
                                                  -----------------------------
                                                  Its: Assistant Treasurer
                                                       (Secured Party)

$1,000,000 8.61% Senior                       FARM BUREAU LIFE INSURANCE
Note of Michael Anthony                         COMPANY OF MICHIGAN
Jewelers, Inc.
                                              By  /s/ STEVEN R. HARKNESS
                                                  -----------------------------
                                                  Its: Portfolio Manager
                                                       (Secured Party)

$1,000,000 8.61% Senior                       FB ANNUITY COMPANY
Note of Michael Anthony
Jewelers, Inc.
                                              By  /s/ STEVEN R. HARKNESS
                                                  -----------------------------
                                                  Its: Portfolio Manager
                                                       (Secured Party)


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

$500,000 8.61% Senior                         FARM BUREAU MUTUAL INSURANCE
Note of Michael Anthony                         COMPANY OF MICHIGAN
Jewelers, Inc.
                                              By /s/ STEVEN R. HARKNESS
                                                 ------------------------------
                                                 Its: Portfolio Manager
                                                      (Secured Party)


                                              MICHAEL ANTHONY JEWELERS, INC.

                                              By /s/ ALLAN CORN
                                                 -------------------------------
                                                 Its: Chief Financial Officer

                                              Attest: /s/ MICHAEL WAGER
                                                      -------------------------
                                                      Its: Secretary
                                                           (Debtor)


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